Exhibit 4.2

Execution Version

TC PIPELINES, LP,

ISSUER

AND

THE BANK OF NEW YORK MELLON,

TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JUNE 17, 2011

TO

INDENTURE

DATED AS OF JUNE 17, 2011

4.65% SENIOR NOTES DUE 2021

i

FIRST SUPPLEMENTAL INDENTURE, dated as of June 17, 2011 (the “First Supplemental Indenture”), between TC PIPELINES, LP, a Delaware limited partnership (the “Partnership”), having its principal office at 13710 FNB Parkway, Suite 300, Omaha, Nebraska 68154-05200, and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).  This First Supplemental Indenture amends and supplements the Original Indenture (as defined below).  The Original Indenture, as amended and supplemented from time to time with applicability to the Notes (as defined below), including pursuant to this First Supplemental Indenture, is referred to herein as the “Indenture.”

RECITALS OF THE PARTNERSHIP

The Partnership and the Trustee have heretofore executed and delivered the Indenture dated as of June 17, 2011 (the “Original Indenture”), providing for the issuance from time to time of one or more series of the Partnership’s Securities, the terms of which are to be determined as set forth in Section 301 of the Original Indenture.

Section 901 of the Indenture provides, among other things, that the Partnership and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture.

The Partnership desires to create a series of the Securities, which series shall be designated the “4.65% Senior Notes due 2021” (the “Notes”), and all action on the part of the Partnership necessary to authorize the issuance of the Notes under the Indenture has been duly taken.

The Partnership, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to supplement and amend the Original Indenture, insofar as it will apply only to the Notes.

All acts and things necessary to make the Notes, when duly issued by the Partnership and when executed on behalf of the Partnership and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this First Supplemental Indenture, the valid and binding obligations of the Partnership and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises and the issuance of the Notes, the Partnership and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I
4.65% SENIOR NOTES DUE 2021

Section 1.01  Designation of the Notes; Establishment of Form.  A series of Securities designated “4.65% Senior Notes due 2021” is established hereby, and the form thereof shall be substantially as set forth in Exhibit A hereto, which is incorporated into and shall be deemed a

1

part of this First Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Partnership may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which the Notes may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the officers executing such Notes, as evidenced by their execution thereof.

The Notes will initially be issued in permanent global form, substantially in the form set forth in Exhibit A hereto, as a Global Security, registered in the name of the Depositary or its nominee.  The Depository Trust Company shall be the Depositary for such Global Securities.

The Partnership initially appoints the Trustee to act as paying agent and Registrar with respect to the Notes.

Section 1.02  Amount.  The Trustee shall authenticate and deliver the Notes for original issue in an initial aggregate principal amount of $350,000,000 upon a Partnership Order for the authentication and delivery of such aggregate principal amount of the Notes.  The authorized aggregate principal amount of the Notes may be increased at any time hereafter and the series comprised thereby may be reopened for issuances of additional Notes, without the consent of any Holder.  The Notes issued on the date hereof and any such additional Notes that may be issued hereafter shall be part of the same series of Securities referred to herein as the “Notes.”

Section 1.03  Interest Rate.The Notes shall bear interest as provided in the form thereof set forth in Exhibit A hereto and as provided in the Indenture.

Section 1.04  Redemption.

(a)           There shall be no sinking fund for the retirement of the Notes or other mandatory redemption obligation in respect thereof.

(b)           The Partnership, at its option, may redeem the Notes at any time and from time to time, in accordance with the provisions of the Notes and Article XI of the Indenture. The Redemption Price will be calculated by the Independent Investment Banker (as defined in the Notes).  If the Independent Investment Banker is unwilling or unable to make the calculation, the Partnership will appoint an independent investment and banking institution of national standing to make the calculation.

Section 1.05  Conversion.  The Notes shall not be convertible into any other securities.

Section 1.06  Maturity.  The Stated Maturity of the Notes shall be June 15, 2021.

Section 1.07  Place of Payment.  Any Notes that may be issued in certificated, non-global but fully registered form shall be payable at the corporate trust office of the Trustee, which office, on the date of this First Supplemental Indenture, is located at The Bank of New York Mellon, 101 Barclay Street, Floor 4-E, New York, New York 10286, Attention: International

2

Corporate Trust.  Notices and demands to or upon the Partnership in respect of the Notes may be served at such office.

Section 1.08  Tax Matters.  Payment of principal of and premium, if any, and interest on the Notes may be subject to deduction for taxes, assessments or governmental charges paid by Holders of Notes.  The Partnership will not pay additional amounts on the Notes in respect of any tax, assessment or governmental charge withheld or deducted.

Section 1.09  Other Terms of the Notes.  Without limiting the foregoing provisions of this Article I, the terms of the Notes shall be as provided in the form thereof set forth in Exhibit A hereto and as provided in the Indenture.

ARTICLE II
MISCELLANEOUS

Section 2.01  Execution as Supplemental Indenture.  This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.  Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

Section 2.02  Responsibility for Recitals, Etc.  The recitals herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Partnership of the Notes or of the proceeds thereof.

Section 2.03  Provisions Binding on Partnership’s Successors.  All the covenants, stipulations, promises and agreements in this First Supplemental Indenture contained by the Partnership shall bind its successors and assigns regardless of whether so expressed.

Section 2.04  Governing Law.  This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof that would require the application of the laws of another jurisdiction.

Section 2.05  Execution and Counterparts.  This First Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

Section 2.06  Capitalized Terms.  Capitalized terms not otherwise defined in this First Supplemental Indenture shall have the respective meanings assigned to them in the Original Indenture.

(The remainder of this page is intentionally blank.)

3

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

TC PIPELINES, LP

By:	TC PipeLines GP, Inc.,
its General Partner

	By:	/s/ Steven D. Becker
	Name:	Steven D. Becker
	Title:	President

	By:	/s/ Robert C. Jacobucci
	Name:	Robert C. Jacobucci
	Title:	Controller and Principal Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ John T. Needham, Jr.
Name:	John T. Needham, Jr.
Title:	Vice President

4

EXHIBIT A

[FORM OF SECURITY]

[FACE OF SECURITY]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

TC PIPELINES, LP
4.65% SENIOR NOTE DUE 2021

NO.	U.S.$

CUSIP NO.  87233QAA6

TC PIPELINES, LP, a Delaware limited partnership (herein called the “Partnership,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                          , or registered assigns, the principal sum of                      United States Dollars on June 15, 2021, and to pay interest thereon from June 17, 2011, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December

(1)  Insert in Global Securities only.

15, 2011, at the rate of 4.65% per annum, until the principal hereof is paid or made available for payment, and, to the extent permitted by law, at the rate of 4.65% per annum on any overdue principal and premium and on any overdue installment of interest. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year.  The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month.  In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.  A “Business Day” shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or New York City are authorized or obligated by law, executive order or regulation to close.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture.

[Payment of the principal of (and premium, if any) and interest on this Security will be made by transfer of immediately available funds to a bank account in the Borough of Manhattan, The City of New York designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.](2)

[Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Partnership maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Partnership by United States Dollar check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register or by wire transfer to a United States Dollar account maintained by the payee with a bank in The City of New York (so long as the applicable Paying Agent has received proper wire transfer payment instructions in writing by the Record Date prior to the applicable Interest Payment Date).](3)

(2)  Insert in Global Securities only.

(3)  Insert in Definitive Securities only.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed.

Dated:

TC PIPELINES, LP,

	By:	TC PipeLines GP, Inc.,
its General Partner

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

Dated:	By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

TC PIPELINES, LP
4.65% SENIOR NOTE DUE 2021

This Security is one of a duly authorized issue of senior securities of the Partnership (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of June 17, 2011 (the “Indenture”), between the Partnership and The Bank of New York Mellon, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Partnership, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted.  This Security is one of the series designated on the face hereof.

The Securities of this series are subject to redemption, upon not less than 30 nor more than 60 days’ notice by mail, in whole or in part, at any time prior to March 15, 2021 at a Redemption Price equal to the greater of (a) 100% of the principal amount of the Securities of this series then Outstanding to be redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) from the Redemption Date to the Stated Maturity computed by discounting such payments to the Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at a rate equal to the sum of 25 basis points plus the Adjusted Treasury Rate on the third Business Day prior to the Redemption Date, plus, in each case, unpaid interest accrued to but excluding the Redemption Date.  At any time on or after March 15, 2021, the Securities of this series are subject to redemption, upon not less than 30 nor more than 60 days’ notice by mail, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Securities of this series then Outstanding to be redeemed, plus unpaid interest accrued to but excluding the Redemption Date.

For purposes of determining the Redemption Price, the following definitions are applicable:

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the Securities of this series.

“Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for the third Business Day prior to the applicable Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means the Reference Treasury Dealer selected by the Partnership, and any successor firm, or if any such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Partnership.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, a primary U.S. governmental securities dealer (a “Primary Treasury Dealer”) to be selected by SunTrust Robinson Humphrey, Inc., and two other Primary Treasury Dealers to be selected by the Partnership, and their respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a Primary Treasury Dealer, the Partnership will substitute for it another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Reference Treasury Dealer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

In the case of any redemption of Securities of this series, interest installments due on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant record date referred to on the face hereof, all as provided in the Indenture.  Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Partnership and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Partnership and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class).  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Partnership with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, regardless of whether notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

[This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture.

The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders hereof for any purpose under the Indenture.](4)

[As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Partnership in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Partnership and the Security Registrar duly executed by, the Holder hereof or his attorney duly

(4)  Insert in Global Securities only.

authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.](5)

The Securities of this series are issuable only in registered form without coupons in denominations of U.S.$1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Partnership, the Trustee and any agent of the Partnership or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, regardless of whether this Security is overdue, and neither the Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligations of the Partnership under the Indenture and the Securities thereunder, including this Security, are non-recourse to TC PipeLines GP, Inc. (the “General Partner”) and its Affiliates (other than the Partnership), and payable only out of cash flow and assets of the Partnership.  The Trustee, and each Holder of a Security by its acceptance hereof, will be deemed to have agreed in the Indenture that (1) neither the General Partner nor its assets (nor any of its Affiliates other than the Partnership, nor their respective assets) shall be liable for any of the obligations of the Partnership under the Indenture or such Securities, including this Security, and (2) no director, officer, employee, stockholder or unitholder, as such, of the Partnership, the Trustee, the General Partner or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Partnership under the Indenture or such Securities by reason of his, her or its status.

The Indenture provides that the Partnership (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Partnership deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Securities, but such money need not be segregated from other funds except to the extent required by law.

This Security shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles thereof that would require the application of the laws of another jurisdiction.

(5)  Insert in Definitive Securities only.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto                                                (Please Print or Typewrite Name and Address of Assignee) the within instrument of TC PIPELINES, LP and does hereby irrevocably constitute and appoint                                    Attorney to transfer said instrument on the books of the within-named Partnership, with full power of substitution in the premises.

Please Insert Social Security or Other Identifying Number of Assignee:

Dated:

(Signature)

Signature Guarantee:

(Participant in a Recognized Signature Guaranty Medallion Program)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.](6)

(6)  Insert this assignment form as a separate page in Definitive Securities only.